EXHIBIT 23.5
                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

The undersigned hereby consents to being named in the Registration Statement on Form S-4 of Tidewater, Inc. (the "Registrant") as a person about to become a director of the Registrant.

Galveston, Texas
Date: February 6, 1996                              /s/ LARRY D. HORNBECK
                                                        Larry D. Hornbeck